Exhibit 10.3

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of December 29, 2006 by and between Leonard Sokolow (“LS”) and Timothy Mahoney (“TM”) (all of the parties to this Agreement are collectively referred to as the “Parties”).

RECITALS:

The parties to this Agreement desire to provide for certain rights and obligations relating to the composition of the vFinance, Inc. (VFIN) Board of Directors.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows

1. Definitions. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

2. VFIN Board of Directors. (a) LS and TM agree, in their capacity as stockholders and/or directors of VFIN, to vote as follows:

(i) So long as LS owns 1,000,000 VFIN common shares (as adjusted for stock splits, stock dividends or reorganizations), TM shall vote for (and, if applicable, vote to nominate) LS or LS’s qualified designee (subject to TM’s approval of such designee which approval shall not be unreasonably withheld) which designee shall be to serve as a director of VFIN.

(ii) So long as TM owns 1,000,000 VFIN common shares (as adjusted for stock splits, stock dividends or reorganizations), LS shall vote for (and, if applicable, vote to nominate) TM or TM’s designee (subject to LS’s approval of such designee which approval shall not be unreasonably withheld) to serve as a director of VFIN.

(iii) LS and TM agree and acknowledge that the stockholders of VFIN have the independent right to nominate, elect and remove directors of VFIN, and that no other stockholders besides LS and TM are bound by this Section 2.

3. Notices. All notices and all communications hereunder shall be delivered in writing, with delivery to LS and TM as follows:

Leonard Sokolow
19783 115th Avenue South
Boca Raton, FL 33431

Tim Mahoney
68 Cayman Place
Palm Beach Gardens, FL 33418.

4. Non-Assignability. This Agreement shall not be assigned by any Party without the express prior written consent of the other Parties, and any attempted assignment without such consents shall be null and void.

5. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by all of the Parties. No waiver by a Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or performance.

6. No Third Party Beneficiaries. Nothing herein shall create or establish any third-party beneficiary hereto nor confer upon any person not a Party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

8. Disputes. All disputes under this Agreement shall be resolved in accordance with Sections 12.9-12.11 of the Asset Purchase Agreement.

9. Consent to Jurisdiction. Subject to the provisions of Section 7, the Parties irrevocably agree that all actions arising under or relating to this Agreement and the transactions contemplated hereby shall be brought exclusively in any United States District Court or Florida State Court located in Palm Beach County, Florida, having subject matter jurisdiction over such matters, and each of the Parties hereby consents and agrees to such personal jurisdiction, and waives any objection as to the venue, of such courts for purposes of such action.

10. Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto and supersede all prior agreements whether written or oral relating to the same subject matter.

11. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

12. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies (or copies transmitted by portable data format (pdf) file) thereof executed by each of the Parties.

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13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Parties to this Agreement need not execute the same counterpart.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

/s/ Leonard J. Sokolow LEONARD SOKOLOW /s/ Timothy Mahoney TIMOTHY MAHONEY